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                                                                    Exhibit 1.01


                                 TERMS AGREEMENT
                                 ---------------


                                               October 29, 1998


Citigroup Inc.
399 Park Avenue
New York, New York 10043

Attention: Chief Financial Officer
           -----------------------

Ladies and Gentlemen:

                  We understand that Citigroup Inc., a Delaware corporation (the "Company"), proposes to issue and sell $450,000,000 aggregate principal amount of its debt securities (the "Securities"). Subject to the terms and conditions set forth herein or incorporated by reference herein, we, as underwriter (the "Underwriter"), offer to purchase the Securities at 99.9390% of the principal amount thereof, plus accrued interest, if any, from the date of issuance. The Closing Date shall be November 3, 1998, at 8:30 A.M. at the office of the Company located at 388 Greenwich Street, 20th Floor, New York, New York 10013.

                  The Securities shall have the following terms:

Title:                           Floating Rate Notes due February 3, 2000
Maturity:                        February 3, 2000
Interest Rate:                   LIBOR plus 0.10%, as determined in
                                 accordance with the procedure set forth in
                                 the Prospectus Supplement dated October
                                 29, 1998
Interest Payment Dates:          February 3, May 3, August 3 and November
                                 3, commencing February 3, 1999
Initial Price to Public:         99.9695% of the principal amount thereof,
                                 plus accrued interest, if any, from the date of
                                 issuance
Redemption Provisions:           The Securities are not redeemable by the
                                 Company prior to maturity
Record Date:                     The business day next preceeding each
                                 Interest Payment Date




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Additional Terms:

                  The Securities shall be issuable as Registered Securities only. The Securities will be initially represented by one or more global Securities registered in the name of The Depository Trust Company ("DTC") or its nominee. Beneficial interests in the Securities will be shown on, and transfers thereof will be effected only through, records maintained by DTC and its participants. Owners of beneficial interests in Securities will be entitled to physical delivery of Securities in certificated form only under the limited circumstances described in the Prospectus Supplement. Principal and interest on the Securities shall be payable in United States dollars. The provisions of Sections 11.03 and 11.04 of the Indenture relating to defeasance shall apply to the Securities.

                  All the provisions contained in the document entitled "Primerica Corporation-Debt Securities -- Underwriting Agreement -- Basic Provisions" and dated January 12, 1993 (the "Basic Provisions"), a copy of which you have previously received, are, except as indicated below, herein incorporated by reference in their entirety and shall be deemed to be a part of this Terms Agreement to the same extent as if the Basic Provisions had been set forth in full herein. Terms defined in the Basic Provisions are used herein as therein defined.

                  Basic Provisions varied with respect to this Terms Agreement:
(a) All references to Primerica Corporation shall refer to Citigroup Inc.; (b) In the first line of Section 2(a), delete "(33-55542), including a prospectus" and insert in lieu thereof "(333-51201), including a prospectus (which prospectus also relates to $450,000,000 aggregate principal amount of securities of the Company previously registered on a registration statement on Form S-3 (33-63663) and not issued)" and any reference in the Basic Provisions to a registration statement shall be deemed to be a reference to such registration statements on Form S-3; (c) In the fifth line of the third paragraph of Section 3, delete the phrase "New York Clearing House (next day)" and insert in lieu thereof "federal or other same day"; and (d) In the fourteenth line of the third paragraph of Section 3, delete the word "definitive" and insert in lieu thereof "global."

                  The Underwriter hereby agrees in connection with the underwriting of the Securities to comply with the requirements set forth in any applicable sections of Rule 2720 of the Conduct Rules of the National Association of Securities Dealers, Inc.

                  Stephanie B. Mudick, Esq., Deputy General Counsel of the Company, is counsel to the Company. Dewey Ballantine LLP is counsel to the Underwriter.

                  The Securities will be made available for checking and packaging at the designated office of The Bank of New York at least 24 hours prior to the Closing Date.

                  Please accept this offer no later than 9:00 o'clock p.m Eastern Standard Time on October 29, 1998, by signing a copy of this Terms Agreement in the space set forth below and returning the signed copy to us, or by sending us a written acceptance in

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the following form:

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                  "We hereby accept your offer, set forth in the Terms
Agreement, dated October 29, 1998, to purchase the Securities on the terms set forth therein."

                                        Very truly yours,

                                        SALOMON SMITH BARNEY INC.

                                        By:
                                            Name:
                                            Title:




ACCEPTED:

CITIGROUP INC.

By: /s/ Robert Matza
    ------------------------
    Name: Robert Matza
    Title: Deputy Treasurer

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